Exhibit 99.1

ARROW ELECTRONICS REPORTS FIRST-QUARTER NON-GAAP EARNINGS PER SHARE OF $1.22

-- Margins Expand Over Prior Year --
-- Cash Flow from Operations of $124 Million --

ENGLEWOOD, Colo. –- May 6, 2014 -- Arrow Electronics, Inc. (NYSE:ARW) today reported first-quarter 2014 net income of $107.1 million, or $1.06 per share on a diluted basis, compared with net income of $77.9 million, or $.72 per share on a diluted basis in the first quarter of 2013.  Excluding certain items1 in both the first quarters of 2014 and 2013, net income of $124.0 million, or $1.22 per share on a diluted basis, in the first quarter of 2014 compared with net income of $103.1 million, or $.96 per share on a diluted basis, in the first quarter of 2013.  First quarter sales of $5.08 billion increased 5 percent from sales of $4.85 billion in the prior year.  Sales, as adjusted, decreased 1 percent year over year.

“We continued to execute on our strategic initiatives in the first quarter.  Earnings per share of $1.22 were above the midpoint of our guidance, while sales of $5.1 billion were slightly below our expectations.  Global components delivered good growth.  Business conditions for enterprise computing solutions were mixed; however, demand improved in April.  We were pleased with the profitability performance across our businesses that resulted in 28 percent earnings-per-share growth,” said Michael J. Long, chairman, president, and chief executive officer.

Global components first-quarter sales of $3.42 billion increased 7 percent year over year.  Sales, as adjusted, grew 4 percent year over year.  Americas sales increased 1 percent year over year.  European sales grew 12 percent year over year.  Sales in Europe, as adjusted, grew 7 percent, the fourth consecutive quarter of year-over-year growth for the region on an as-adjusted basis.  Sales in the Asia-Pacific region increased 12 percent year over year, with strength in the core business.

Global enterprise computing solutions first-quarter sales of $1.66 billion were flat year over year.  Sales, as adjusted, decreased 11 percent year over year, as storage and servers experienced lower demand globally.  Trends in the Americas and Europe were consistent, characterized by growth in our software and security product lines.

“With $124 million in cash flow from operations in the first quarter, we again meaningfully exceeded our cash flow target,” said Paul J. Reilly, executive vice president, finance and operations, and chief financial officer.  “The highly effective management of our balance sheet and related strong cash flow provided us with the opportunity to both deploy capital toward our strategic initiatives and return approximately $75 million to shareholders through our stock repurchase program.”

GUIDANCE

“As we look to the second quarter, we would expect market conditions for our global components business to remain consistent with the first quarter.  We expect some recovery in the markets served by our enterprise computing solutions business.  We believe that total sales will be between $5.45 billion and $5.85 billion, with global components sales between $3.45 billion and $3.65 billion and global enterprise computing solutions sales between $2 billion and $2.2 billion.  As a result of this outlook, we expect earnings per share, on a diluted basis, excluding any charges to be in the range of $1.35 to $1.47 per share.  Our guidance assumes an average tax rate in the range of 27 to 29 percent, average diluted shares outstanding are expected to be 101 million, and the average USD to Euro exchange rate for the second quarter is 1.38 to 1,” said Mr. Reilly.

1 A reconciliation of non-GAAP adjusted financial measures including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted to GAAP financial measures is presented in the reconciliation tables included herein.

Please refer to the CFO commentary as a supplement to the company’s earnings release, which can be found at www.arrow.com/investor.

Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions.  Arrow serves as a supply channel partner for more than 100,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 460 locations in 58 countries.

# # #

Information Relating to Forward-Looking Statements

This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow.  Forward-looking statements are those statements, which are not statements of historical fact.  These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Certain Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share. The company provides sales on a non-GAAP basis adjusted for the impact of changes in foreign currencies and the impact of acquisitions by adjusting the company's prior periods to include the sales of businesses acquired as if the acquisitions had occurred at the beginning of the period presented (referred to as "impact of acquisitions"). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted for certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations.  These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions (including intangible assets amortization expense), and prepayment of debt.  A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results.  This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance.  In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC.
 (In thousands except per share data)
(Unaudited)

NON-GAAP SALES RECONCILIATION

	Quarter Ended
	March 29, 2014	March 30, 2013	% Change
Consolidated sales, as reported	$5,082,040	$4,849,629	4.8%
Impact of changes in foreign currencies	-	44,999
Impact of acquisitions	-	258,365
Consolidated sales, as adjusted	$5,082,040	$5,152,993	(1.4)%

Global components sales, as reported	$3,421,181	$3,192,580	7.2%
Impact of changes in foreign currencies	-	28,808
Impact of acquisitions	-	56,575
Global components sales, as adjusted	$3,421,181	$3,277,963	4.4%

Europe components sales, as reported	$988,933	$886,636	11.5%
Impact of changes in foreign currencies	-	32,396
Impact of acquisitions	-	8,596
Europe components sales, as adjusted	$988,933	$927,628	6.6%

Global ECS sales, as reported	$1,660,859	$1,657,049	0.2%
Impact of changes in foreign currencies	-	16,191
Impact of acquisitions	-	201,790
Global ECS sales, as adjusted	$1,660,859	$1,875,030	(11.4)%

NON-GAAP EARNINGS RECONCILIATION
	Quarter Ended
	March 29, 2014	March 30, 2013

Operating income, as reported	$177,740	$137,552
Intangible assets amortization expense	10,947	8,957
Restructuring, integration, and other charges	11,614	21,610
Operating income, as adjusted	$200,301	$168,119

Net income attributable to shareholders, as reported	$107,120	$77,875
Intangible assets amortization expense	8,907	7,116
Restructuring, integration, and other charges	8,020	15,495
Loss on prepayment of debt	-	2,627
Net income attributable to shareholders, as adjusted	$124,047	$103,113

Net income per basic share, as reported	$1.07	$.74
Intangible assets amortization expense	.09	.07
Restructuring, integration, and other charges	.08	.15
Loss on prepayment of debt	-	.02
Net income per basic share, as adjusted	$1.24	$.97

Net income per diluted share, as reported	$1.06	$.72
Intangible assets amortization expense	.09	.07
Restructuring, integration, and other charges	.08	.14
Loss on prepayment of debt	-	.02
Net income per diluted share, as adjusted	$1.22	$.96

ARROW ELECTRONICS, INC.
 (In thousands except per share data)
(Unaudited)

SEGMENT INFORMATION

	Quarter Ended
	March 29, 2014	March 30, 2013

Sales:
Global components	$3,421,181	$3,192,580
Global ECS	1,660,859	1,657,049
Consolidated	$5,082,040	$4,849,629

Operating income (loss):
Global components	$161,146	$128,280
Global ECS	64,158	61,591
Corporate (a)	(47,564)	(52,319)
Consolidated	$177,740	$137,552

(a)	Includes restructuring, integration, and other charges of $11.6 million and $21.6 million for the first quarters of 2014 and 2013, respectively.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended
	March 29, 2014	March 30, 2013

Global components operating income, as reported	$161,146	$128,280
Intangible assets amortization expense	5,548	5,015
Global components operating income, as adjusted	$166,694	$133,295

Global ECS operating income, as reported	$64,158	$61,591
Intangible assets amortization expense	5,399	3,942
Global ECS operating income, as adjusted	$69,557	$65,533

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Quarter Ended
	March 29, 2014	March 30, 2013

Sales	$5,082,040	$4,849,629
Costs and expenses:
Cost of sales	4,378,212	4,207,557
Selling, general, and administrative expenses	477,903	451,405
Depreciation and amortization	36,571	31,505
Restructuring, integration, and other charges	11,614	21,610
	4,904,300	4,712,077
Operating income	177,740	137,552
Equity in earnings of affiliated companies	1,417	1,983
Loss on prepayment of debt	-	4,277
Interest and other financing expense, net	29,637	29,530
Income before income taxes	149,520	105,728
Provision for income taxes	42,328	27,770
Consolidated net income	107,192	77,958
Noncontrolling interests	72	83
Net income attributable to shareholders	$107,120	$77,875
Net income per share:
Basic	$1.07	$.74
Diluted	$1.06	$.72
Weighted-average shares outstanding:
Basic	99,948	105,889
Diluted	101,399	107,824

ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)

	March 29, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$258,283	$390,602
Accounts receivable, net	4,846,349	5,769,759
Inventories	2,094,439	2,167,287
Other current assets	287,691	258,122

Total current assets	7,486,762	8,585,770
Property, plant, and equipment, at cost:
Land	24,042	24,051
Buildings and improvements	144,344	142,583
Machinery and equipment	1,137,995	1,113,987
	1,306,381	1,280,621
Less: Accumulated depreciation and amortization	(664,860)	(648,232)
Property, plant, and equipment, net	641,521	632,389
Investments in affiliated companies	68,364	67,229
Intangible assets, net	430,475	426,069
Cost in excess of net assets of companies acquired	2,083,892	2,039,293
Other assets	321,902	310,133

Total assets	$11,032,916	$12,060,883
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,627,458	$4,503,200
Accrued expenses	653,049	774,868
Short-term borrowings, including current portion of long-term debt	16,452	23,878

Total current liabilities	4,296,959	5,301,946

Long-term debt	2,142,987	2,226,132
Other liabilities	367,064	347,977

Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized – 160,000 shares in both 2014 and 2013
Issued – 125,424 shares in both 2014 and 2013	125,424	125,424
Capital in excess of par value	1,056,326	1,071,075
Treasury stock (25,820 and 25,488 shares in 2014 and 2013, respectively), at cost	(962,635)	(920,528)
Retained earnings	3,785,829	3,678,709
Accumulated other comprehensive income	216,293	225,552
Total shareholders' equity	4,221,237	4,180,232

Noncontrolling interests	4,669	4,596
Total equity	4,225,906	4,184,828
Total liabilities and equity	$11,032,916	$12,060,883

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	March 29, 2014	March 30, 2013
Cash flows from operating activities:
Consolidated net income	$107,192	$77,958
Adjustments to reconcile consolidated net income to net cash provided by (used for) operations:
Depreciation and amortization	36,571	31,505
Amortization of stock-based compensation	9,796	5,983
Equity in earnings of affiliated companies	(1,417)	(1,983)
Deferred income taxes	10,641	19,584
Restructuring, integration, and other charges	8,020	15,495
Excess tax benefits from stock-based compensation arrangements	(5,862)	(6,475)
Other	1,492	1,596
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	904,719	388,980
Inventories	72,001	(25,377)
Accounts payable	(859,288)	(467,797)
Accrued expenses	(127,226)	(173,437)
Other assets and liabilities	(32,602)	(45,436)
Net cash provided by (used for) operating activities	124,037	(179,404)

Cash flows from investing activities:
Cash consideration paid for acquired businesses	(60,224)	(9,382)
Acquisition of property, plant, and equipment	(32,843)	(26,751)
Other	-	(3,000)
Net cash used for investing activities	(93,067)	(39,133)

Cash flows from financing activities:
Change in short-term and other borrowings	(7,338)	(14,342)
Proceeds from (repayment of) long-term bank borrowings, net	(85,000)	44,300
Net proceeds from note offering	-	591,156
Redemption of senior notes	-	(338,184)
Proceeds from exercise of stock options	16,142	10,600
Excess tax benefits from stock-based compensation arrangements	5,862	6,475
Repurchases of common stock	(88,501)	(113,504)
Net cash provided by (used for) financing activities	(158,835)	186,501

Effect of exchange rate changes on cash	(4,454)	(13,497)
Net decrease in cash and cash equivalents	(132,319)	(45,533)
Cash and cash equivalents at beginning of period	390,602	409,684
Cash and cash equivalents at end of period	$258,283	$364,151

CONTACT:
Arrow Electronics, Inc.
Steven O’Brien
Director, Investor Relations
303-824-4544
or
Paul J. Reilly
Executive Vice President, Finance and Operations, & Chief Financial Officer
631-847-1872
or
Media Contact:
John Hourigan
Vice President, Global Communications
303-824-4586